UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 8, 2008

HENDRX CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-50546 (Commission File Number)	86-0914052 (IRS Employer Identification Number)

George Solymar, Chief Executive Officer

Suite # 409 – 748 North Vine Street, Los Angeles, California 90038

(Address of principal executive offices)

     (818) 279-1394

     (Registrant's telephone number, including area code)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)     Effective September 8, 2008, the board of directors of Hendrx Corp. (“Company”) appointed Kurt Dalmata to the Company’s board of directors to serve until the next annual meeting of the Company’s shareholders.

Mr. Dalmata has been engaged as an independent consultant for over ten years, based in Zurich, Switzerland, he specializes in mergers and acquisitions, corporate finance, private equity, and project management. Prior to his current occupation, he was the Executive VP of Finance of the Siber Hegner Group, an international trading house with 1,700 employees. Prior to that he was an Associate Director of what was then UBS (Securities) Ltd., the London-based investment bank of UBS. He has over thirty years of experience working in various capacities in the banking and corporate sectors.

Mr. Dalmata obtained a Doctorate in Law from Vienna University in 1974 and an MBA from INSEAD, Fontainebleau, France, in 1976.

Mr. Dalmata also serves as (i) an officer (September of 2008 to present) and director (April of 2008 to present) of Newtech Resources, Inc., an OTC:BB quoted company without operations, (ii) an officer (September of 2008 to present) and director (April of 2008 to present) of ASP Ventures Corp., an OTC:BB quoted company without operations, (iii) an officer (September of 2008 to present) and director (April of 2008 to present) of Enwin Resources, Inc., an OTC:BB quoted company without operations, and (iv) an officer and director (September 2008 to present) of High End Ventures, Inc., an OTC: BB quoted company without operations.

Mr. Dalmata also acts as the managing director of First Capital Invest Corp., which entity has advanced loans to the Company within the past two years.

The appointment of Mr. Dalmata to the Company’s board of directors was not based on any prior understanding or arrangement.

The Company has not at this time determined if Mr. Dalmata will serve on any standing committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hendrx Corp.

By: /s/ George Solymar                              September 10, 2008

Name: George Solymar

Title: Chief Executive Officer

2